Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Aeglea BioTherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.0001 per share(1)	Rule 457(c)	43,971,375(2)	$10.36(3)	$455,543,445(3)	0.0001476	$67,238.20

Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	Rule 457(c)	1,099,284,385	$0.50	$549,642,193	0.00011020	$60,570.57

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$		$67,238.20

	Total Fees Previously Paid							$60,570.57(4)

	Total Fee Offsets							—

	Net Fee Due							$6,667.63

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)	The amount registered consists of up to (i) 517,809 shares of Common Stock, and (ii) 43,453,560 shares of Common Stock issuable upon the conversion of 1,086,339 shares of Series A Preferred Stock.
(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Capital Market on October 4, 2023 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

(4)	A filing fee of $60,570.57 was previously paid.